Exhibit 99.1

AERKOMM, INC. AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm

and Consolidated Financial Statements

September 30, 2018

AERKOMM, INC. AND SUBSIDIARIES

Independent Auditor’s Audit Report

and Consolidated Financial Statements

September 30, 2018

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

AERKOMM INC.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of AERKOMM INC. AND SUBSIDIARIES (the “Company”) as of September 30, 2018, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the six-month period ended September 30, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at September 30, 2018, and the results of its operations and its cash flows for the six-month period ended September 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Chen & Fan
Chen & Fan
Accountancy Corporation

We have served as the Company’s auditor since 2017.

San Jose, California

November 27, 2018

2

AERKOMM, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

September 30, 2018

Assets
Current Assets
Cash	$896,773
Accounts receivable	1,745,000
Prepaid expenses	1,568,302
Other receivable	419,194
Other current assets	9,736

Total Current Assets	4,639,005

Property and Equipment, Net
Cost	2,624,969
Accumulated depreciation	(187,313)
2,437,656
Prepayment for land	35,237,127
Construction in progress	1,221,802

Net Property and Equipment	38,896,585

Other Assets
Intangible asset, net	3,506,250
Goodwill	1,450,536
Deposits
- related party	2,379
- others	47,083
Total Other Assets	5,006,248
Total Assets	48,541,838

The accompanying notes are an integral part of these consolidated financial statements.

3

AERKOMM, INC. AND SUBSIDIARIES

Consolidated Balance Sheet - Continued

  September 30, 2018

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$1,650,000
Accrued expenses	155,912
Other payable
- related parties	868,079
- others	2,215,117

Total Current Liabilities	4,889,108

Long-Term Liability
Restricted stock deposit liability	1,700

Total Liabilities	4,890,808

Commitments

Stockholders’ Equity
Preferred stock, $0.001 par value Authorized - 50,000,000 shares Issued and outstanding - none	-
Common stock, $0.001 par value Authorized - 450,000,000 shares Issued and outstanding - 45,490,363 (excluding unvested restricted stock of 1,267,875 shares) shares	45,490
Additional paid in capital	56,841,387
Accumulated deficits	(13,231,175)
Accumulated other comprehensive loss	(4,672)

Total Stockholders’ Equity	43,651,030

Total Liabilities and Stockholders’ Equity	$48,541,838

The accompanying notes are an integral part of these consolidated financial statements.

4

AERKOMM, INC. AND SUBSIDIARIES

Consolidated Statement of Operation and Comprehensive Loss

For the Six-Month Period ended September 30, 2018

Net Sales	$1,730,000
Service Income	15,000
Total Revenue	1,745,000
Cost and Expenses
Cost of sales	1,650,000
Operating expenses	4,730,085
Total Cost and Expenses	6,380,085
Loss from Operations	(4,635,085)
Net Non-Operating Income	6,881
Loss before Income Taxes	(4,628,204)
Income Tax Expense	-
Net Loss	(4,628,204)
Other Comprehensive Loss
Change in foreign currency translation adjustments	(4,142)
Total Comprehensive Loss	$(4,632,346)
Net Loss Per Common Share:

Basic	$(0.1043)

Diluted	$(0.1043)

Weighted Average Shares Outstanding - Basic	44,413,205

Weighted Average Shares Outstanding - Diluted	44,413,205

The accompanying notes are an integral part of these consolidated financial statements.

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AERKOMM, INC. AND SUBSIDIARIES

Consolidated Statement of Changes in Stockholders’ Equity

For the Six-Month Period Ended September 30, 2018

							Accumulated
			Additional				Other	Total
	Common Stock		Paid	Subscriptions	Subscribed	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	in Capital	Receivable	Capital	Deficits	Loss	Equity
Balance as of March 31, 2018	41,449,735	$41,449	$13,787,341	$(559,608)	$690,648	$(8,602,971)	$(530)	$5,356,329
Issuance of common stock	5,174,811	5,176	40,698,115	-	-	-	-	40,703,291
Subscribed capital	123,330	123	690,525	559,608	(690,648)	-	-	559,608
Issuance of stock warrant	-	-	879,500	-	-	-	-	879,500
Restricted stock unvested and transferred from common stock	(1,257,513)	(1,258)	(428)	-	-	-	-	(1,686)
Stock compensation expense	-	-	786,334	-	-	-	-	786,334
Net loss for the period	-	-	-	-	-	(4,628,204)	-	(4,628,204)
Other comprehensive loss	-	-	-	-	-	-	(4,142)	(4,142)
Balance as of September 30, 2018	45,490,363	$45,490	$56,841,387	$-	$-	$(13,231,175)	$(4,672)	$43,651,030

The accompanying notes are an integral part of these consolidated financial statements.

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AERKOMM, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the Six-Month Period Ended September 30, 2018

Cash Flows From Operating Activities
Net loss	$(4,628,204)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	315,376
Stock-based compensation	786,334
R&D expenses transferred from construction in progress	439,296
Changes in operating assets and liabilities:
Accounts receivable	(1,745,000)
Prepaid expenses	(1,205,700)
Other receivable	8,097
Other current assets	(8,534)
Deposits
- related party	163
- others	101,756
Accounts payable	1,650,000
Accrued expenses	(725,302)
Other payable
- related parties	(431,499)
- others	(1,436,647)
Net Cash Used for Operating Activities	(6,879,864)
Cash Flows From Investing Activities
Prepayment on land and satellite equipment	(33,850,000)
Purchase of property and equipment	(234,817)
Net Cash Used for Investing Activities	(34,084,817)
Cash Flows From Financing Activities
Repayment of short-term bank loan	(10,000)
Repayment of short-term loan - related party	(325,040)
Proceeds from issuance of common stock	41,262,899
Inssuance of stock warrant	879,500
Net Cash Provided by Financing Activities	41,807,359
Net Increase in Cash	842,678
Cash, Beginning of Period	58,237
Foreign Currency Translation Effect on Cash	(4,142)
Cash, End of Period	$896,773

The accompanying notes are an integral part of these consolidated financial statements.

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AERKOMM, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows - Continued

For the Six-Month Period Ended September 30, 2018

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Income taxes	$4,000
Interest	$2,008
Non-cash Operating and Financing Activities:
Restricted stock deposit liability transferred from common stock	$1,686

The accompanying notes are an integral part of these consolidated financial statements.

8

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018

NOTE 1 -	Organization

Aerkomm Inc. (formerly Maple Tree Kids Inc.) (“Aerkomm”) was incorporated on August 14, 2013 in the State of Nevada. Aerkomm was a retail distribution company selling all of its products over the internet in the United States, operating in the infant and toddler products business market.

On December 28, 2016, Aircom Pacific Inc. (“Aircom”) purchased 700,000 shares of Aerkomm’s common stock, representing approximately 86.3% of Aerkomm’s issued and outstanding common stock as of the closing date of purchase. As a result of the transaction, Aircom became the controlling shareholder of Aerkomm.

On February 13, 2017, Aerkomm entered into a share exchange agreement (“Exchange Agreement”) with Aircom and its shareholders, pursuant to which Aerkomm acquired 100% of the issued and outstanding capital stock of Aircom in exchange for approximately 99.7% of the issued and outstanding capital stock of Aerkomm (or 87.81% on a fully-diluted basis). As a result of the share exchange, Aircom became a wholly-owned subsidiary of Aerkomm, and the former shareholders of Aircom became the holders of approximately 99.7% of Aerkomm’s issued and outstanding capital stock.

Aircom was incorporated on September 29, 2014 under the laws of the State of California.

On December 31, 2014, Aircom acquired a newly incorporated subsidiary, Aircom Pacific Ltd. (“Aircom Seychelles”), a corporation formed under the laws of the Republic of Seychelles. Aircom Seychelles was formed to facilitate Aircom’s global corporate structure for both business operations and tax planning. Presently, Aircom Seychelles has no operations. Aircom is working with corporate and tax advisers in finalizing its global corporate structure and has not yet concluded its final plan.

On October 17, 2016, Aircom acquired a wholly owned subsidiary, Aircom Pacific Inc. Limited (“Aircom HK”), a corporation formed under the laws of Hong Kong. The purpose of Aircom HK is to conduct Aircom’s business and operations in Hong Kong and China. Presently, its primary function is business development, both with respect to airlines as well as content providers and advertisement partners based in Hong Kong and China. Aircom HK is also actively seeking strategic partnerships whom Aircom may leverage in order to provide more and better services to its customers. Aircom also plans to provide local supports to Hong Kong-based airlines via Aircom HK and teleports located in the Hong Kong and China regions.

On December 15, 2016, Aircom acquired a wholly owned subsidiary, Aircom Japan, Inc. (“Aircom Japan”), a corporation formed under the laws of Japan. The purpose of Aircom Japan is to conduct business development and operations located within Japan. Aircom Japan is in the process of applying for, and will be the holder of, Satellite Communication Blanket License in Japan, which is necessary for Aircom to provide services within Japan. Aircom Japan will also provide local supports to airlines operating within the territory of Japan.

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AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018

NOTE 1 -	Organization – Continued

Aircom Telecom LLC (“Aircom Taiwan”), which became a wholly owned subsidiary of Aircom in December 2017, was organized under the laws of Taiwan on June 29, 2016. During 2017, Aircom advanced a total of $460,000 to Aircom Taiwan, which was not affiliated with Aircom during that time, for working capital, as part of a planned $1,500,000 aggregate equity investment (the “Equity Investment”) in Aircom Taiwan. Before Aircom Taiwan was allowed to issue equity to Aircom, a foreign investor, the Equity Investment must be approved by the Investment Review Committee of the Ministry of Economic affairs of Taiwan (the “Committee”). Aircom entered into an Equity Pre-Subscription Agreement with Aircom Taiwan on August 13, 2017 to memorialize the terms of the Equity Investment. On December 19, 2017, the Committee approved Aircom’s initial Equity Investment (valued as of that date at NT$15,150,000, or approximately US$500,000) and the purchase of the founding owner’s total equity of NT$100,000 (approximately US$3,350). As a result, Aircom Taiwan became a wholly owned subsidiary of Aircom.

Aircom Taiwan is responsible for Aircom’s business development efforts and general operations within Taiwan. We are currently planning to locate the site of our first ground station in Taiwan and we expect that if we raise sufficient funds to move forward with this project (although that cannot be guaranteed), Aircom Taiwan will play a significant role in building and operating that ground station.

On June 13, 2018, Aerkomm established a new wholly owned subsidiary, Aerkomm Taiwan Inc. (“Aerkomm Taiwan”), a corporation formed under the laws of Taiwan. The purpose of Aerkomm Taiwan is to purchase a parcel of land for ground station building and operate the ground station for data processing.

Aircom and its subsidiaries are full service providers of in-flight entertainment and connectivity solutions with their initial market in the Asian Pacific region.

NOTE 2 -	Summary of Significant Accounting Policies

Principle of Consolidation

Aerkomm consolidates the accounts of its subsidiaries, Aircom, Aircom Seychelles, Aircom HK, Aircom Japan, Aircom Taiwan and Aerkomm Taiwan. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from these estimates.

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AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018

NOTE 2 -	Summary of Significant Accounting Policies – Continued

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash in banks. As of September 30, 2018, the total balance of cash in bank exceeded the amount insured by the Federal Deposit Insurance Corporation (FDIC) for the Company by approximately $415,000 and the balance of cash deposited in foreign bank exceeded the amount insured by local deposit insurance is approximately $76,000.

Inventories

Inventories are recorded at the lower of weighted-average cost or net realizable value. The Company assesses the impact of changing technology on its inventory on hand and writes off inventories that are considered obsolete. Estimated losses on scrap and slow-moving items are recognized in the allowance for losses.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. When value impairment is determined, the related assets are stated at the lower of fair value or book value. Significant additions, renewals and betterments are capitalized. Maintenance and repairs are expensed as incurred.

Depreciation is computed by using the straight-line and double declining methods over the following estimated service lives: computer equipment - 3 to 5 years, furniture and fixtures - 5 years, satellite equipment – 5 years, vehicles – 5 years and lease improvement – 5 years.

Construction costs for on-flight entertainment equipment not yet in service are recorded under construction in progress.

Upon sale or disposal of property and equipment, the related cost and accumulated depreciation are removed from the corresponding accounts, with any gain or loss credited or charged to income in the period of sale or disposal.

The Company reviews the carrying amount of property and equipment for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. It determined that there was no impairment loss for the six-month periods ended September 30, 2018.

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AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018

NOTE 2 -	Summary of Significant Accounting Policies – Continued

Goodwill and Purchased Intangible Assets

The Company’s goodwill represents the amount by which the total purchase price paid exceeded the estimated fair value of net assets acquired from acquisition of subsidiaries. The Company tests goodwill for impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment.

Purchased intangible assets with finite life are amortized on the straight-line basis over the estimated useful lives of respective assets. Purchased intangible assets with indefinite life are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Purchased intangible asset consists of satellite system software and is amortized over 10 years.

Fair Value of Financial Instruments

The Company utilizes the three-level valuation hierarchy for the recognition and disclosure of fair value measurements. The categorization of assets and liabilities within this hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of the hierarchy consist of the following:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs to the valuation methodology are quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active or inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.

Level 3 - Inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of inputs market participants could use in pricing the asset or liability at the measurement date, including assumptions.

The carrying amounts of the Company’s cash, other receivable, short-term bank loan and other payable approximated their fair value due to the short-term nature of these financial instruments.

Revenue Recognition

The Company recognizes revenue when performance obligations identified under the terms of contracts with its customers are satisfied, which generally occurs upon the transfer of control in accordance with the contractual terms and conditions of the sale. The Company’s major revenue for the six-month period ended September 30, 2018 was the development of a small cell server terminal which will be utilized in the construction of a satellite-based ground communication system networks. The Company also had minor revenue from providing installation and testing services of a satellite-based ground connectivity system. The majority of the Company’s revenue is recognized at a point in time when product is shipped or service is provided to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods, which includes estimates for variable consideration.

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AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018

NOTE 2 -	Summary of Significant Accounting Policies – Continued

Research and Development Costs

Research and development costs are charged to operating expenses as incurred. For the six-month period ended September 30, 2018, the Company incurred approximately $675,000 of research and development costs.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Adjustments to prior period’s income tax liabilities are added to or deducted from the current period’s tax provision.

The Company follows FASB guidance on uncertain tax positions and has analyzed its filing positions in all the federal, state and foreign jurisdictions where it is required to file income tax returns, as well as all open tax years in those jurisdictions. The Company files income tax returns in the US federal, state and foreign jurisdictions where it conducts business. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on its consolidated financial position, results of operations, or cash flows. Therefore, no reserves for uncertain tax positions have been recorded. The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months.

The Company’s policy for recording interest and penalties associated with any uncertain tax positions is to record such items as a component of income before taxes. Penalties and interest paid or received, if any, are recorded as part of other operating expenses in the consolidated statement of operations.

Translation Adjustments

If a foreign subsidiary’s functional currency is the local currency, translation adjustments will result from the process of translating the subsidiary’s financial statements into the reporting currency of the Company. Such adjustments are accumulated and reported under other comprehensive income (loss) as a separate component of stockholders’ equity.

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AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018

NOTE 2 -	Summary of Significant Accounting Policies – Continued

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing income available to common shareholders by the weighted-average number of shares of common outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include stock warrants and outstanding stock options, shares to be purchased by employees under the Company’s employee stock purchase plan.

Subsequent Events

The Company has evaluated events and transactions after the reported period up to November 27, 2018, the date on which these consolidated financial statements were available to be issued. All subsequent events requiring recognition as of September 30, 2018 have been included in these consolidated financial statements.

NOTE 3 -	Recent Accounting Pronouncements

Financial Instruments

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”), which modifies the measurement of expected credit losses of certain financial instruments. ASU 2016-13 will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting ASU 2016-13 on its consolidated financial statements.

Intangibles

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles - Goodwill and Other” (Topic 350): Simplifying the Test for Goodwill Impairment, which goodwill shall be tested at least annually for impairment at a level of reporting referred to as a reporting unit. ASU 2017-04 will be effective for annual periods beginning after December 15, 2019. The Company is currently evaluating the impact of adopting ASU 2017-04 on its consolidated financial statements.

Leases

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842) (“ASU 2016-02”), which modifies lease accounting for both lessees and lessors to increase transparency and comparability by recognizing lease assets and lease liabilities by lessees for those leases classified as operating leases under previous accounting standards and disclosing key information about leasing arrangements. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and early adoption is permitted. The Company is currently evaluating the timing of its adoption and the impact of adopting ASU 2016-02 on its consolidated financial statements.

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AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018

NOTE 3 -	Recent Accounting Pronouncements – Continued

Income Statement

In February 2018, FASB issued ASU 2018-02, “Income Statement - Reporting Comprehensive Income” (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, which required deferred tax liabilities and assets to be adjusted for the effect of a change in tax laws or rates with effect included in income from continuing operations in the reporting period that includes the enactment date of Tax Cut and Jobs Act, ASU 2018-02 will be effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company is currently evaluating the timing of its adoption and the impact of adopting ASU 2018-02 on its consolidated financial statements.

Stock Compensation

In June 2018, FASB issued ASU 2018-07, “Compensation-Stock Compensation” (Topic 718): Improvement of Nonemployee Share-Based Payment Accounting, which amends the accounting for nonemployee share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 will be effective for public business entities for fiscal years beginning after December 15, 2018, and interim periods within the fiscal year. The Company is currently evaluating the timing of its adoption and the impact of adopting ASU 2018-07 on its consolidated financial statements.

NOTE 4 -	Property and Equipment

For the six months ended September 30, 2018, the changes in cost of property and equipment were as follows:

			Computer
	Ground		software
	station	Satellite	and	Furniture		Leasehold
	equipment	equipment	equipment	and fixture	Vehicle	improvement	Total
March 31, 2018	$-	$275,410	$122,085	$10,006	$-	$-	$407,501
Addition	-	-	745	-	141,971	23,425	166,141
Reclassification	1,854,027	-	197,300	-	-	-	2,051,327
September 30, 2018	$1,854,027	$275,410	$320,130	$10,006	$141,971	$23,425	$2,624,969

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AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018

NOTE 4 -	Property and Equipment – Continued

On May 1, 2018, the Company and Aerkomm Taiwan entered into a binding memorandum of understanding with Tsai Ming-Yin (the “Seller”) with respect to the acquisition by Aerkomm Taiwan of a parcel of land located in Taiwan. The land is expected to be used to build a satellite ground station and data center. On July 10, 2018, the Company, Aerkomm Taiwan and the Seller entered into a certain real estate sales contract regarding this acquisition. Pursuant to the terms of the contract, and subsequent amendments on July 30, 2018, September 4, 2018 and November 2, 2018, the Company paid to the seller in installments refundable prepayment of $33.85 million as of September 30, 2018. The remaining amount of the purchase price, $624,462, which may also be paid in installments, must be paid in full by the Company and Aerkomm Taiwan in cash before January 4, 2019. As of September 30, 2018, the estimated commission payable for land purchase in the amount of $1,387,127 was recorded to the cost of land.

As of March 31, 2018, construction in progress of $3,254,170 was the payment for the construction of ground station equipment relating to satellite communication system and in-flight system for the Company’s internal use. For the six months ended September 30, 2018, part of the purchase contracts related to onboard equipment became Demo and part of them were delivered to Aircom Japan. Therefore, the Company reclassified the relevant payment of $428,267 and $1,854,027 recorded under construction in progress to research and development costs and ground station equipment. The Company also made additional payments of $68,676 for the expenditure of construction in progress and transfer, and reclassified construction in progress from prepayment for equipment in the amount of $181,250. As of September 30, 2018, the balance of construction in progress was $1,483,916.

For the six months ended September 30, 2018, the changes in accumulated depreciation for property and equipment were as follows:

			Computer
	Ground		software
	station	Satellite	and	Furniture		Leasehold
	equipment	equipment	equipment	and fixture	Vehicle	improvement	Total
March 31, 2018	$-	$50,049	$63,038	$6,695	$-	$-	$119,782
Addition	-	27,541	21,994	1,796	16,200	-	67,531
September 30, 2018	$-	$77,590	$85,032	$8,491	$16,200	$-	$187,313

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AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018

NOTE 5 -	Intangible Asset, Net

As of September 30, 2018, the cost and accumulated amortization for intangible asset were as follows:

	Satellite System software	Accumulated amortization	Net Cost
March 31, 2018	$4,950,000	$1,196,250	$3,753,750
Addition	-	247,500	(247,500)
September 30, 2018	$4,950,000	$1,443,750	$3,506,250

NOTE 6 -	Income Taxes

The following table presents a reconciliation of the income tax at statutory tax rate and the Company’s income tax at effective tax rate for the six-month period ended September 30, 2018.

Tax benefit at statutory rate	$(971,900)
Net operating loss carryforwards (NOLs)	1,115,100
Stock-based compensation expense	165,100
Amortization expense	(64,400)
Accrued R&D expense	(168,000)
Others	(75,900)
Tax at effective tax rate	$-

Deferred tax assets (liability) as of September 30, 2018 consist of:

Net operating loss carryforwards (NOLs)	$5,378,000
Stock-based compensation expense	793,000
Accrued expenses and unpaid payable	149,000
Tax credit carryforwards	68,000
Excess of tax amortization over book amortization	(787,000)
Others	13,000
5,614,000
Valuation allowance	(5,614,000)
Net	$-

Management does not believe the deferred tax assets will be utilized in the near future; therefore, a full valuation allowance is provided. The net change in deferred tax assets valuation allowance was an increase of $2,773,000 for the six months ended September 30, 2018.

As of September 30, 2018, the Company had federal and state NOLs of approximately $18,265,000 and $20,102,000, available to reduce future federal and state taxable income, respectively, expiring in 2038.

As of September 30, 2018, the Company has Japan NOLs of approximately $307,000 available to reduce future Japan taxable income, expiring in 2028.

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AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018

NOTE 6 -	Income Taxes – Continued

As of September 30, 2018, the Company has Taiwan NOLs of approximately $238,000 available to reduce future Taiwan taxable income, expiring in 2028.

As of September 30, 2018, the Company had approximately $37,000 of federal research and development tax credit, available to offset future federal income tax. The credit begins to expire in 2034 if not utilized. As of September 30, 2018, the Company had approximately $39,000 of California state research and development tax credit available to offset future California state income tax. The credit can be carried forward indefinitely.

The Company’s ability to utilize its federal and state NOLs to offset future income taxes is subject to restrictions resulting from its prior change in ownership as defined by Internal Revenue Code Section 382. The Company does not expect to incur the limitation on NOLs utilization in future annual usage.

NOTE 7 -	Capital Stock

1)	Preferred Stock:

The Company is authorized to issue 50,000,000 shares of preferred stock, with par value of $0.001. As of September 30, 2018, there were no preferred stock shares outstanding.

The Board of Directors has the authority to issue preferred stock in one or more series, and in connection with the creation of any such series, by resolutions providing for the issuance of the shares thereof, to determine dividends, voting rights, conversion rights, redemption privileges and liquidation preferences.

2)	Common Stock:

The Company is authorized to issue 450,000,000 shares of common stock, with par value of $0.001.

On February 13, 2017, all of Aircom’s 27,566,670 restricted shares were converted to 10,279,738 shares of Aerkomm’s restricted stock at the ratio of 2.681651 to 1, pursuant to the Exchange Agreement (see Note 1).

As of September 30, 2018, the restricted shares consisted of the following:

Restricted stock - vested	9,011,863
Restricted stock - unvested	1,267,875
Total restricted stock	10,279,738

The unvested shares of restricted stock were recorded under a deposit liability account awaiting future conversion to common stock when they become vested. For the six-month period ended September 30, 2018, the reporting for 1,267,875 shares previously reported as vested was changed to reflect their actual status as unvested shares, to correct an incorrect presentation in previous periods.

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AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018

NOTE 7 -	Capital Stock – Continued

2)	Common Stock – Continued:

On May 14, 2018, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC (“Boustead”) in connection with the public offering, issuance and sale of up to 7,058,823 shares of the Company’s common stock on a best efforts basis, with a minimum requirement of 588,235 shares, at the public offering price of $8.50 per share, less underwriting discounts, for minimum gross proceeds $5,000,000 and up to a maximum of $60,000,000. As of September 30, 2018, pursuant to the Underwriting Agreement, the Company had issued an aggregate of 5,124,811 shares of common stock for gross proceeds of $43,560,894, or net proceeds of $39,810,204.

3)	Stock Warrant:

The Company has entered into a service agreement which provides for the issuance of warrants to purchase shares of its common stock to a service provider as payment for services. The warrants allow the service provider to purchase a number of shares of Aerkomm common stock equal to the service fee value divided by 85% of the share price paid by investors for Aerkomm’s common stock in the first subsequent qualifying equity financing event, at an exercise price of $0.01 per share. For the six-month period ended September 30, 2018, Aerkomm has issued additional stock warrants exercisable for $30,000 in value of Aerkomm common stock to the service provider as payment for additional services. As of September 30, 2018, the Company cumulatively recorded $176,667 as additional paid-in capital in total with respect to these warrants, which is equivalent to 24,452 shares of the Company’s common stock.

In connection with the Underwriting Agreement with Boustead, the Company agreed to issue to Boustead warrants to purchase a number of the Company’s shares equal to 6% of the gross proceeds of the public offering, which shall be exercisable, in whole or in part, commencing on April 13, 2018 and expiring on the five-year anniversary at an initial exercise price of $10.625 per share, which is equal to 125% offering price paid by investors. As of September 30, 2018, the Company issued warrants to Boustead to purchase 307,489 shares of the Company’s stock.

NOTE 8 -	Major Customer

The Company has one major customer, which represents 10% or more of the total sales of the Company for the period. Sales to and account receivable from the customer for the six-month period ended and as of September 30, 2018 was $1,730,000.

NOTE 9 -	Major Vendor

The Company has one major vendor, which represents 10% or more of the total purchases of the Company for the period. Purchases from and account payable to the vendor for the six-month period ended and as of September 30, 2018 was $1,650,000.

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AERKOMM INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2018

NOTE 10 -	Related Party Transactions

A.	Name of related parties and relationships with the Company:

Related Party	Relationship
Daniel Shih *	Co-founder and ex-shareholder; Aircom’s CEO and Director between February 13, 2017 and April 26, 2017; Aircom’s CFO between February 13, 2017 and May 5, 2017
Dmedia Holding LP (“Dmedia”)	23.925% shareholder
Louis Giordimanina	Employee of Aircom
Klingon Aerospace, Inc. (“Klingon”)	Daniel Shih was the Chairman from February 2015 to February 2016
Wealth Wide Int’l Ltd. (“WWI”)	Bummy Wu, a shareholder, is the Chairman

WISD Intellectual Property Agency, Ltd. (“WISD”)	Patrick Li, Director of Aircom, is the Chairman; Chih-Ming (Albert) Hsu, Director of the Company, is a Director

* Daniel Shih has relinquished “beneficial ownership” of substantially all of his equity interests in the Company (whether held directly or indirectly) in a manner acceptable to the Company. This means that Daniel Shih no longer, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of, securities, and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, shares of our common stock, except for a de minimus number of shares of the common stock which will continue to be beneficially owned by him by way of his being a control person in another entity that owns shares of the common stock. Daniel Shih will, however, retain a pecuniary interest in some of the shares of the common stock over which he has relinquished voting and investment power. Daniel Shih has also removed himself from any and all activities relating to the Company’s business, including, but not limited to managerial, directional, advisory, promotional, developmental and fund-raising activities, effective upon the effectiveness of the registration statement on Form S-1 originally filed with the SEC on December 20, 2017 and declared effective on April 13, 2018, as amended and supplemented to date. Additionally, Barbie Shih (Barbie), Daniel Shih’s wife, was not re-elected to our board of directors on December 29, 2017. As a result of these events, neither Daniel nor Barbie will maintain any active affiliation with, or material beneficial ownership interest in, the Company.

B.	Significant related party transactions:

The Company has extensive transactions with its related parties. It is possible that the terms of these transactions are not the same as those which would result from transactions among wholly unrelated parties.

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AERKOMM INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2018

NOTE 10 -	Related Party Transactions – Continued

a.	As of September 30, 2018,

Rental deposit to Daniel Shih	$2,379
Other payable to:

Klingon[1]	$762,000
Daniel Shih[2]	5,287
WWI[4]	39,341
Others[3]	61,451
Total	$868,079

1.	On March 9, 2015, the Company entered into a 10-year purchase agreement with Klingon. In accordance with the terms of this agreement, Klingon agreed to purchase from the Company an initial order of onboard equipment comprising an onboard system for a purchase price of $909,000, with payments to be made in accordance with a specific milestones schedule. As of September 30, 2018, the Company received $762,000 from Klingon in milestone payments towards the equipment purchase price. Since the project might not be successful, the Company reclassified the balance from customer prepayment to other payable due to uncertainty.

2.	The amount as of March 31, 2018 represents payable to employees as a result of regular operating activities, while the amount as of September 30, 2018 represents rental payable.

3.	Represents payable to employees as a result of regular operating activities.

4.	Represents rent for a warehouse in Hong Kong to store the Company’s hardware.

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AERKOMM INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2018

NOTE 10 -	Related Party Transactions – Continued

b.	For the six-month period ended September 30, 2018

Consulting expense paid to Louis Giordimanina	$87,275
Legal expense paid to WISD	$10,779
Rental expense charged by Daniel Shih	$7,930
Rental expense charged by WWI	$16,040
Interest expense charged by Dmedia	$1,915

On May 25, 2018, Mr. Louis Giordimanina was converted from a consultant to a full-time employee and was appointed as Chief Operating Officer – Aviation. The consulting expense paid for the six-month period ended September 30, 2018 in the amount of $87,250 represents the consulting services provided prior to the conversion.

Aircom Japan entered into a lease agreement with Daniel Shih, between August 1, 2014 and July 31, 2016, which was renewed on July 31, 2018. Pursuant to the terms of this lease agreement, Aircom Japan pays Daniel Shih a rental fee of approximately $1,200 per month.

Aircom engaged WISD to handle its filing of patent and trademark applications.

The Company has a lease agreement with WWI with monthly rental cost of $450. The lease term is from June 1, 2017 to May 31, 2018 and the lease was not renewed.

NOTE 11 -	Stock Based Compensation

In March 2014, Aircom’s Board of Directors adopted the 2014 Stock Option Plan (the “Aircom 2014 Plan”). The Aircom 2014 Plan provides for the granting of incentive stock options and non-statutory stock options to employees, consultants and outside directors of Aircom. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option. On February 13, 2017, pursuant to the Exchange Agreement, Aerkomm assumed the options of Aircom 2014 Plan and agreed to issue options for an aggregate of 5,444,407 shares to Aircom’s stock option holders.

One-third of Aircom 2014 Plan stock option shares will be vested as of the first anniversary of the time the option shares are granted or the employee’s acceptance to serve the Company, and 1/36th of the shares will be vested each month thereafter. Option price is determined by the Board of Directors. The Plan became effective upon its adoption by the Board and shall continue in effect for a term of 10 years unless sooner terminated under the terms of Aircom 2014 Plan.

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AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018

NOTE 11 -	Stock Based Compensation – Continued

On May 5, 2017, the Board of Directors of Aerkomm adopted the Aerkomm Inc. 2017 Equity Incentive Plan (the “Aerkomm 2017 Plan”) and the reservation of 5,000,000 shares of the Company’s common stock for issuance under the Aerkomm 2017 Plan. On June 23, 2017, the Board of Directors voted to increase the number of shares of the Company’s common stock reserved for issuance under the Aerkomm 2017 Plan to 10,000,000 shares. The Aerkomm 2017 Plan provides for the granting of incentive stock options and non-statutory stock options to employees, consultants and outside directors of the Company. Options granted under the Aerkomm 2017 Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the administrator at the time of grant of an option. On June 23, 2017, the Board of Directors agreed to issue options for an aggregate of 1,455,000 shares under the Aerkomm 2017 Plan to certain officers and directors of the Company.

The option agreements granted on June 23, 2017 are classified into three types of vesting schedule, which includes, 1) 1/6 of the shares subject to the option shall vest commencing on the vesting start date and the remaining shares shall vest at the rate of 1/60 for the next 60 months on the same day of the month as the vesting start date; 2) 1/4 of the shares subject to the option shall vest commencing on the vesting start date and the remaining shares shall vest at the rate of 1/36 for the next 36 months on the same day of the month as the vesting start date; 3) 1/3 of the shares subject to the option shall vest commencing on the first anniversary of vesting start date and the remaining shares shall vest at the rate of 50% each year for the next two years on the same day of the month as the vesting start date.

On July 31, 2017, the Board of Directors approved to issue options for an aggregate of 545,000 shares under the Aerkomm 2017 Plan to 11 of its employees. 1/3 of these shares subject to the option shall vest commencing on the first anniversary of vesting start date and the remaining shares shall vest at the rate of 50% each year for the next two years on the same day of the month as the vesting start date.

On December 29, 2017, the Board of Directors approved to issue options for an aggregate of 60,000 shares under the Aerkomm 2017 Plan to three of the Company’s independent directors, 20,000 shares each. All of these options were vested immediately upon issuance.

On June 19, 2018, the Board of Directors approved to issue options for 160,000 and 150,000 shares under the Aerkomm 2017 Plan to two of the Company executives. One-fourth of the 160,000 shares subject to the option shall vest on May 1, 2019, 2020, 2021 and 2022, respectively. One-third of the 150,000 shares subject to the option shall vest on May 29, 2019, 2020 and 2021, respectively.

Option price is determined by the Board of Directors. The Aerkomm 2017 Plan has been adopted by the Board and shall continue in effect for a term of 10 years unless sooner terminated under the terms of Aerkomm 2017 Plan. The Aerkomm 2017 Plan was approved by the Company’s stockholders on March 28, 2018.

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AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018

NOTE 11 -	Stock Based Compensation – Continued

Valuation and Expense Information

Measurement and recognition of compensation expense based on estimated fair values is required for all share-based payment awards made to its employees and directors including employee stock options. The Company recognized compensation expense of $786,334 for the six months ended September 30, 2018 related to such employee stock options.

Determining Fair Value

Valuation and amortization method

The Company uses the Black-Scholes option-pricing-model to estimate the fair value of stock options granted on the date of grant or modification and amortizes the fair value of stock-based compensation at the date of grant on a straight-line basis for recognizing stock compensation expense over the vesting period of the option.

Expected term

The expected term is the period of time that granted options are expected to be outstanding. The Company uses the SEC’s simplified method for determining the option expected term based on the Company’s historical data to estimate employee termination and options exercised.

Expected dividends

The Company does not plan to pay cash dividends before the options are expired. Therefore, the expected dividend yield used in the Black-Scholes option valuation model is zero.

Expected volatility

Since the Company has no historical volatility, it used the calculated value method which substitutes the historical volatility of a public company in the same industry to estimate the expected volatility of the Company’s share price to measure the fair value of options granted under Aircom 2014 Plan and Aerkomm 2017 Plan.

Risk-free interest rate

The Company based the risk-free interest rate used in the Black-Scholes option valuation model on the market yield in effect at the time of option grant provided in the Federal Reserve Board’s Statistical Releases and historical publications on the Treasury constant maturities rates for the equivalent remaining terms for Aircom 2014 Plan and Aerkomm 2017 Plan.

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AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018

NOTE 11 -	Stock Based Compensation – Continued

Forfeitures

The Company is required to estimate forfeitures at the time of grant and revises those estimates in subsequent periods if actual forfeitures differ from those estimates. The Company uses historical data to estimate option forfeitures and records share-based compensation expense only for those awards that are expected to vest.

The Company used the following assumptions to estimate the fair value of options granted in 2018 and 2017 under Aircom 2014 Plan and Aerkomm 2017 Plan as follows:

Assumptions
Expected term	3 - 5 years
Expected volatility	40.11% - 59.94%
Expected dividends	0%
Risk-free interest rate	0.71% - 2.99%
Forfeiture rate	0% - 5%

Aircom 2014 Plan

A summary of the number of shares, weighted average exercise price and estimated fair value of options for Aircom 2014 Plan as of September 30, 2018 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Fair Value Per Share
Options outstanding at March 31, 2018	4,661,307	$0.0816	$0.0256
Granted	-	-	-
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Options outstanding at September 30, 2018	4,661,307	$0.0816	$0.0256
Options exercisable at September 30, 2018	3,956,932	$0.0704	$0.0221

A summary of the status of nonvested shares under Aircom 2014 Plan as of September 30, 2018 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share
Options nonvested at March 31, 2018	1,253,374	$0.1838
Vested	(548,999)	0.1150
Options nonvested at September 30, 2018	704,375	$0.1340

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AERKOMM INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
September 30, 2018

NOTE 11 -	Stock Based Compensation - Continued

Aerkomm 2017 Plan

A summary of the number of shares, weighted average exercise price and estimated fair value of options under Aerkomm 2017 Plan as of September 30, 2018 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Fair Value Per Share
Options outstanding at March 31, 2018	1,025,000	$6.3349	$3.7904
Granted	330,000	4.1600	2.0416
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Options outstanding at September 30, 2018	1,355,000	$5.8052	$3.3645
Options exercisable at September 30, 2018	549,514	$6.0367	$3.5622

A summary of the status of nonvested shares under Aerkomm 2017 Plan as of September 30, 2018 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share
Options nonvested at March 31, 2018	820,625	$6.5062
Granted	330,000	4.1600
Vested	(345,139)	6.2676
Forfeited/Cancelled	-	-
Options nonvested at September 30, 2018	805,486	$5.6473

As of September 30, 2018, there was approximately $2,397,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under Aircom 2014 Plan and Aerkomm 2017 Plan. Total unrecognized compensation cost will be adjusted for future changes in estimated forfeitures. The Company expects to recognize that cost over a weighted average period of 1 - 5 years.

26

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018

NOTE 12 -	Commitments

As of September 30, 2018, the Company’s significant commitments with non-related parties are summarized as follows:

1)	The Company’s lease for its office in Fremont, California expires in May 2020. Rental expense was $37,401 for the six-month period ended September 30, 2018. As of September 30, 2018, future minimum lease payment is $77,352 for the next twelve-month period ending September 30, 2019.

2)	The Company has another lease for its Japan office expiring in June 2020. Rental expense was $17,194 for the six-month period ended September 30, 2018. As of September 30, 2018, future minimum lease payment obligation is $34,387, including the 8% Japan consumption tax, for the next twelve-month period ending September 30, 2019.

3)	The Company assumed a lease for its Taiwan office expiring October 31, 2018 as a result of the acquisition of Aircom Taiwan. Rental expense was $45,160 for the six-month period ended September 30, 2018. Aircom Taiwan is currently negotiating a renewal on the contract. As of September 30, 2018, future minimum lease payment obligation is estimated to be approximately $30,000 for the next twelve-month period ending September 30, 2019.

4)	On June 20, 2018, the Company entered into a Cooperation Framework Agreement (the “Yihe Framework Agreement”) with Shenzhen Yihe Culture Media Co., Ltd. (“Yihe”), the authorized agent of Guangdong Tengnan Internet, pursuant to which Yihe will promote the development of strategic cooperation between the Company and Guangdong Tengnan Internet. Specifically, Yihe agreed to assist the Company with public relations and advertising, such as market and brand promotion, as well as brand recognition in China (excluding Hong Kong, Macao and Taiwan), including but not limited to news dissemination, creative planning and support of campaigns, financial public relations and internet advertising. More specifically, Yihe will help the Company develop a working application of the WeChat Pay payment solution as well as WeChat applets applicable for Chinese users and relating to cell phone and WiFi connectivity on airplanes, and Yihe will assist the Company in integrating other Tencent internet-based original product offerings. As compensation, the Company agreed to pay Yihe RMB 8 million (approximately US$1.2 million), with RMB 2,000,000 (approximately US$309,000) paid on June 29, 2018 and the remaining RMB 6,000,000 (approximately US$927,000) to be paid by August 15, 2018. However, the Company is currently working with Yihe to postpone the project as well as the remaining payment.

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